The Construction Bank of China

                                 LOAN AGREEMENT

Type of the Loan:        Foreign Currency Short-term Loan for Working Capital
No. of Contract:         96(W)004

Debtor:                  Xianyang Daming Electronics Co. Ltd.
Address:                 70 West Weiyang Road, Xianyang              Telephone:
Legal Representative:    Mr. Du, Qingsong
Bank Account:
Fax:                                                                 Post code:

Creditor:                Construction Bank of China, Xianyang Branch
Address:                                                             Telephone:
Legal Representative:
Fax:                                                                 Post code:

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Debtor (Party A):                   Xianyang Daming Electronics Co., Ltd
Creditor (Party B):                 Construction Bank of China, Xianyang Branch

The parties agree as follows:

1. Total amount of the Loan Facility US$1,100,000.

2. The party A will use the loan for importing raw materials.

3. The term of the Loan Facility will be scheduled from Sept. 16, 1996 to mature and expire on March 15, 1997.

4. The loan's prime rate per annum is 7.4375%, and is computed on the basis of every three months. The interest of the loan is calculated from the date when the loan is transferred to the Party A's account. During the period of the agreement, the interest rate is subject to any change by the Bank of China.

5.  The Party A plans to spend the loan as following:
1996 year 9 month US$1,100,000 amount

__year_month_____amount
__year_month_____amount
__year_month_____amount

6.  The Schedule for the Party A to return the loan will be as following:
1997 year 3 month US$1,100,000 amount

__year_month_____amount
__year_month_____amount
__year_month_____amount

The Party A should notice the Party B __ business days in advance when it plans to return the loan before the scheduled date.

7. The interest will be deducted directly from the Party A's Foreign Currency account on the scheduled interest-pay-day. If the Party A fails to do so, the Party B may stop releasing the loan.

8. If the Party A fails to return the loan as the scheduled date, the Bank or other authorized party has the right to deduct the principle, interest and other costs from Party A's bank account.

9.  Modification or dismiss of the agreement:

(1). After this agreement enters into force, neither Party A or Party B is allowed to make modifications nor cancel the agreement without the consent of the other party.

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(2). In case Party A is not able to pay off the loan at maturity due to situations out of its control, Party A may apply for extension of the loan which can only be allowed one time only. Party A is supposed to submit the application form __ business days before the mature date and prepare the third Party's warranty agreement, then sign the Loan Facility Extension Agreement in face of the Party B.

(3). If Party A wishes to transfer the right and obligation under this agreement to any other Party, it should inform Party B beforehand. This transfer will not come to be effective until the Third Party sign another Loan Facility Agreement with the Party B.

(4). In case any of the Parties change their status during the period of the agreement, the reorganized party will continue to fulfill the obligation and enjoy the right under the agreement.

10. In respect of the principle, interest and other costs, Xianyang Pianzhuan Group Corp will be the guarantor for Party A, and Party A will supply the collateral to secure the full payment. Two agreements will be signed respectively thereafter.

11. During the period of the agreement, Party A can not change its status without the written approval of Party B (e.g. Contractual term, joint venture, merge, etc.).

12. The right and obligation of Party A and Party B:

(1) Party A has the right to ask for release of the loan from Party B as agreed.

(2) Party A will return the principle and the interest at maturity.

(3) Party A must use the loan for the purpose as agreed in the agreement. Without the written approval of Party B, Party A is not allowed to appropriate the loan for any other purpose.

(4) Party A will provide all the relevant financial statements for the reference of the Party B.

(5) Party B has the right to supervise the use of the loan by Party A.

(6) Party B has the right to supervise the financial processing of Party A.

(7) Party B will release the loan as the scheduled date under the agreement.

13. Events of Default:

(1) If Party A does not use the loan for purposes other than stipulated in the agreement, Party B may charge extra interest rate for the amount which is misused.

(2) If Party A does not return the loan as the scheduled date or as the planned amount each time, Party B may charge extra interest rate--.

(3) Upon default of No.11 of the agreement, causing Party A to lose the whole amount of the loan thereafter, Party B may declare the entire unpaid principle balance and accrued unpaid interest immediately due.

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(4) If Party A is in default of No.15 of the agreement, Party B may charge penalty fee ________ from Party A.

(5) Under the following situations, Party B may stop releasing the rest of the loan, declare the unpaid principle and the accrued interest due, or dispose the Collateral and also has the right to deduct that amount directly from Party A's account.

a. Party A uses the loan for purposes other than stipulated in the agreement and insists on doing so in spite of Party B's notice.

b. Party A provides false financial statements to the Party B.

c. The guarantor is in default or the collateral is accidentally damaged, and Party A cannot find a new qualified guarantor or another collateral.

d. Party A gets involved in serious lawsuit or arbitration.

e. Any events that make Party A unable to pay the loan or if Party A is found no longer a bonafide debtor.

14. Any dispute between the two parties which failed to be settled through negotiation should be settled in a court in the area where Party B is located. Before the court makes the decision, the two parties will continue to fulfill their obligations which are not under the dispute.

15.  Miscellaneous.

(1) Before Party A pays off the loan, it is not allowed to use this loan to any third party as the collateral.

(2) Before Party A pays off the loan, it is not allowed to act as anyone's guarantor.

(3)

(4)  ___________________________________________

16. Anything beyond the contract is abided by the related law and regulations.

17. The contract came into force after authorized Representative's signature and seal, it will terminate when the principal and interests under the agreement are paid off.

18. The contract is in triplicate, one for each party and one for guarantor.

Xianyang Daming Electronics Co.,Ltd     International Division of Construction
                                        Bank, Xianyang Branch
seal                                    seal
Legal representative:                   Legal representative:
Sep. 16, 1996                           Sep. 16, 1996